EXHIBIT 23


                INDEPENDENT AUDITORS' CONSENT




AnnTaylor Stores Corporation:

   We consent to the incorporation by reference in AnnTaylor Stores Corporation's Registration Statements No. 33-31505 on Form S-8, No. 33-50688 on Form S-8, No. 33-52389 on Form S-8
and No. 33-55629 on Form S-8 of our report dated March 6, 1997 appearing in the Annual Report on Form 10-K of AnnTaylor Stores Corporation for the year ended February 1, 1997.





NEW YORK, NEW YORK
APRIL 28, 1997